UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

December 29, 2009

BLINK COUTURE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-138951	98-0568153
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Regent Private Capital, LLC
152 West 57th Street, 9th Floor
New York, New York 10019
Address of principal executive offices)

(212) 792-5301
 (Registrant's telephone number, including area code)

122 Ocean Park Blvd., Suite 307
Santa Monica, California 90405
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of the Registrant

On December 29, 2009, pursuant to that certain Stock Purchase Agreement (the “Purchase Agreement”) between Fountainhead Capital Management Limited (“Fountainhead”) and Regent Private Capital, LLC (“Regent”), Fountainhead sold an aggregate of 312,383 shares (the “Fountainhead Shares”) of common stock, par value $0.0001 of the Registrant (the “Common Stock”) to Regent in consideration for (i) Regent’s payment of $200,000 and (ii) Regent’s assignment to Fountainhead of all of Regent’s right, title and interest in a certain third party promissory note in the principal amount of $150,000.  The Fountainhead Shares represent approximately 79.45% of the issued and outstanding shares of Common Stock of the Registrant.  Additionally, and also included in the consideration paid by Regent, Fountainhead assigned to Regent all of Fountainhead’s right, title and interest in a certain promissory note of the Registrant having an outstanding principal balance of $90,453, along with accrued interest in the amount of $3,937.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

Upon the consummation of the transactions contemplated by the Purchase Agreement, on December 29, 2009, Thomas W. Colligan, resigned as the President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director of the Registrant.  Immediately prior to his resignation, Mr. Colligan appointed Lawrence D. Field as a Director of the Registrant. The Registrant’s Board of Directors then elected Mr. Field to the offices of President, Chief Executive Officer, Chief Financial Officer and Secretary of the Registrant.

Management and Director Biographies:

Lawrence D. Field, age 49, since January 1989, has worked for Regent Private Capital, LLC, a Tulsa, Oklahoma based private investment company, as a Partner between January 1989 and June 2004 and as Managing Director since June 2004. Regent, as a result of its ownership of the Registrant’s securities, is deemed to be an affiliate of the Registrant.  Mr. Field also serves on the board of directors of WellQuest Medical & Wellness Corporation, 3Dicon Corporation and Aria International Holdings, Inc. Mr. Field received his Bachelor of Science degree from the University of Texas at Austin in 1982.

Family Relationships amongst Directors and Officers

N/A

Related Party Transactions

There are no related party transactions between the Registrant and Mr. Field reportable under Item 404 of Regulation S-K.

Involvement in Certain Legal Proceedings

Mr. Field has not (i) been involved as a general partner or executive officer of any business which has filed a bankruptcy petition; (ii) been convicted in any criminal proceeding nor is subject to any pending criminal proceeding; (iii) been subjected to any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (iv) been found by a court, the Securities and Exchange Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law.

Compensatory Arrangements

There is no material plan, contract or arrangement, including but not limited to a compensatory plan, contract or arrangement (whether or not written), to which Mr. Field is a party or which he participates.

Item 9.01 Financial Statements and Exhibits

Exhibit No.:	Description:
10.6	Stock Purchase Agreement, dated December 29, 2009, between Fountainhead Capital Management Limited and Regent Private Capital , LLC
10.7	Assignment of Promissory Note of Blink Couture, Inc. dated December 29, 2009(1)
10.8	Assignment of Promissory Note of Altitude Group, LLC dated December 29, 2009
17.1	Resignation Letter from Thomas W. Colligan dated December 29, 2009

(1)	Promissory Note filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2009 (File No. 333-138951) and incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLINK COUTURE, INC.

Date: January 4, 2010	By:	/s/ Lawrence Field
Lawrence Field
President and Chief Executive Officer

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